PRISM SOFTWARE CORPORATION
                            (A Delaware Corporation)

                           ---------------------------

                           $35,000.00 PRINCIPAL AMOUNT
                                DUE March 1, 1995
                                                         Lake Forest, California

$35,000.00                                                     February 17, 1994
- ----------

1.       NOTE.

         1.1 Prism Software Corporation, a Delaware corporation (the "Company" or the "Borrower"), hereby promises to pay to the order of Shirley McGarvey (the "Holder"), the amount of $35,000 as per the schedule in Addendum I, by March 1, 1995 ("Due Date") and to pay simple interest at ten percent (10%) per annum on the outstanding principal. Payments shall be made to the Holder in lawful money of the United States at 3150 Soft Breeze Way, Desert Shores, Las Vegas, NV 89128 or at such other place as the Holder may specify in writing.

         1.2 In the event the Company does not make, when due, the payment of principal or interest required to be made hereunder, in accordance with the enclosed Addendum, the Company will pay, on written demand, interest on the amount of any overdue payment of principal or interest for the period following the Due Date of such payment, at a rate of ten percent (10%) per annum.


2.       DEFAULT

         In the event of an occurrence of any event of default specified below, the principal and all accrued interest on the Note shall become immediately due and payable without notice, except as specified below. The occurrence of any of the following events shall constitute an event of default under this Note.

                  2.1 The Company fails to make any payment hereunder when due, which failure has not been cured within forty-five (45) days following such failure.

                  2.2 If the Borrower shall file a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or

                  2.3 If a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or of the whole or any substantial part of its properties, or approve a petition filed against the Borrower seeking reorganization or arrangement or similar relief under the federal bankruptcy laws of any other applicable law or statue of the United State of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or of the whole or any substantial part of its properties; or if there is commenced against the Borrower any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of thirty (30) days; or if the Borrower by any act indicates its consent to or approval of any such proceeding or petition; or

                  2.4 If (I) any judgment, remaining unpaid, unstayed or undismissed for a period of ninety (90) days is rendered against the Borrower which by itself or together with all other such judgments rendered against the Borrower remaining unpaid, unstayed or undismissed for a period of ninety (90) days, is in excess of $300,000, or (ii) there is any attachment or execution against the Borrower's properties remaining unstayed or undismissed for a period of ninety (90) days which by itself or together with all other attachments and executions against the Borrower's properties remaining unstayed or undismissed for a period of ninety (90) days is for an amount in excess of $300,000.

3,       NOTICES

         Any notice herein required or permitted to be given shall be in writing and may be personally served, sent by United States Mail, certified, or by overnight delivery service. Both the Holder and the Company may change the address for service by written notice to the other as herein provided.

4.       COSTS AND EXPENSES

         The Borrower shall reimburse the Holder for all costs and expenses incurred by the Holder in connection with the preparation, execution and closing of this Note and shall pay the reasonable fees and disbursements of counsel to the Holder in connection with the enforcement of the Holder's rights hereunder.

5.       AMENDMENTS

         No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Holder therefrom shall be effective unless the same shall be in writing and signed by the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.       SERVERABILITY

         The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, t hen such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

7.       WAIVER OF NOTICE

         The Borrower, subject to ten (10) business days written notice by the Holder, hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

8.       GOVERNING LAW

         This Note has been executed in and shall be governed by the laws of the State of California.

9.       EXCHANGES AND REPLACEMENT OF NOTE

         Upon surrender of this Note to the Borrower, the Borrower shall execute and deliver, at its expense, one or more new Notes of such denominations and in such names, as requested by the holder of the surrendered Note. Upon receipt of evidence satisfactory to the Company of the Loss, theft, mutilation, or destruction of any Note, the Borrower will make and deliver a new Note, of like tenor, at the request of the holder of such Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed by its authorized officers as of the 17th day of February, 1994.

ATTEST:                                     PRISM SOFTWARE CORPORATION


By:  /s/ Dee Shelor                         By:  /s/ Michael Sederoff
    ----------------------------               --------------------------------
     Dee Shelor                                  Michael Sederoff
     Assistant Secretary                         Executive Vice President and
                                                 Chief Financial Officer

Agreed and Acknowledged


/s/ Shirley McGarvey
- --------------------------------
Shirley McGarvey

                                   ADDENDUM 1
                                   ----------



SHIRLEY MCGARVEY - NOTE FOR CONSULTING FEES
- -------------------------------------------


Annual Interest Rate                               10.00%
Monthly Interest Rate                               0.83%


   PAYMENT                    BEGINNING                                          REDUCTION          ENDING
      #         DATE           BALANCE           PAYMENT          INTEREST      OF PRINCIPAL       BALANCE
- -------------------------------------------------------------------------------------------------------------
                2/1/94        $35,000.00                                                          $35,000.00
                3/1/94        $35,000.00                           $291.67                        $35,000.00
      1         4/1/94        $35,000.00        $3,583.34          $291.67        $3,000.00       $32,000.00
      2         5/1/94        $32,000.00        $3,266.67          $266.67        $3,000.00       $29,000.00
      3         6/1/94        $29,000.00        $3,241.67          $241.67        $3,000.00       $26,000.00
      4         7/1/94        $26,000.00        $3,216.67          $216.67        $3,000.00       $23,000.00
      5         8/1/94        $23,000.00        $3,191.67          $191.67        $3,000.00       $20,000.00
      6         9/1/94        $20,000.00        $3,166.67          $166.67        $3,000.00       $17,000.00
      7        10/1/94        $17,000.00        $3,141.67          $141.67        $3,000.00       $14,000.00
      8        11/1/94        $14,000.00        $3,116.67          $116.67        $3,000.00       $11,000.00
      9        12/1/94        $11,000.00        $3,091.67           $91.67        $3,000.00        $8,000.00
     10         1/1/95         $8,000.00        $3,066.67           $66.67        $3,000.00        $5,000.00
     11         2/1/95         $5,000.00        $3,041.67           $41.67        $3,000.00        $2,000.00
     12         3/1/95         $2,000.00        $2,016.67           $16.67        $2,000.00            $0.00

Totals                                         $37,141.71        $2,141.71       $35,000.00
                                               =============================================